UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d)
                   OF THE SECURITIES AND EXCHANGE ACT OF 1934

                Date of Report (Date of Earliest Event Reported):
                     November 16, 2005 (November 15, 2005)

                                  UPSNAP, INC.
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             (Exact name of registrant as specified in its charter)

        Nevada                      000-50560                   20-0118697
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(State of Incorporation)      (Commission File No.)        (IRS Employer ID No.)

                          134 Jackson Street, Suite 203
                                  P.O. Box 2399
                         Davidson, North Carolina 28036
                    (Address of Principal Executive Offices)

                                 (919) 412-8132
               Registrant's Telephone Number, Including Area Code:

                              Manu Forti Group Inc.
                        7770 Regents Road, Suite 113-401
                               San Diego, CA 92122
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          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This document contains forward-looking statements, which reflect our views with respect to future events and financial performance. These forward-looking statements are subject to certain uncertainties and other factors that could cause actual results to differ materially from such statements. These forward-looking statements are identified by, among other things, the words "anticipates", "believes", "estimates", "expects", "plans", "projects", "targets" and similar expressions. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Important factors that may cause actual results to differ from those projected include the risk factors specified below.

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

When used in this report, the terms "Company", "we", "our" and "us" refer to UpSnap, Inc. (formerly known as Manu Forti Group Inc.) and its consolidated subsidiaries, including, after November 15, 2005, Up2004snap, Inc.

On November 15, 2005, we entered into a Share Exchange Agreement with the shareholders of Up2004snap, Inc. or UpSnap 2004, a privately held Nevada corporation, pursuant to which we acquired all of the issued and outstanding capital stock of UpSnap 2004 in exchange for a total of 11,730,000 shares of our common stock, $0.001 par value per share (these shares were issued following the effectiveness of the 1.3 for 1 stock split of our shares of common stock).

A copy of the Share Exchange Agreement is filed as Exhibit 10.1 to this report.

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On November 15, 2005 we completed an acquisition of UpSnap 2004 pursuant to the Share Exchange Agreement. The acquisition was accounted for as a recapitalization effected by a share exchange, wherein UpSnap 2004 is considered the acquirer for accounting and financial reporting purposes. The assets and liabilities of the acquired entity have been brought forward at their book value and no goodwill has been recognized.

The other parties to the Share Exchange Agreement were the former stockholders of UpSnap 2004, who are Tony Philipp, Richard Jones and Wendell Brown. None of these parties had any prior relationship with us, our affiliates, any of our directors or officers or any of their associates.

As consideration to the acquisition of UpSnap 2004, we issued 11,730,000 shares of our common stock to the former stockholders of UpSnap 2004. In addition, we issued to Viant Capital LLC, a registered broker-dealer, for its investment banking services in connection with the transaction, 370,000 shares of our common stock and warrants to acquire 560,000 shares of our common stock with an exercise price of $0.90 per share and a term of five years.

                              FORM 10-SB DISCLOSURE

As disclosed elsewhere in this report, on November 15, 2005, we acquired UpSnap 2004 in a reverse acquisition transaction. Item 2.01(f) of Form 8-K states that if the registrant was a shell company like we were immediately before the transaction disclosed under Item 2.01 (i.e., the reverse acquisition), then the registrant must disclose the information that would be required if the registrant were filing a general form for registration of securities on Form 10 or, as in our case, Form 10-SB.

Accordingly, we are providing below the information that would be included in a Form 10-SB if we were to file a Form 10-SB. Please note that the information provided below relates to the combined Company after the acquisition of UpSnap 2004, except that information relating to periods prior to the date of the reverse acquisition only relate to the Company unless otherwise specifically indicated.

DESCRIPTION OF BUSINESS

Our History

We were incorporated in Nevada on July 25, 2003. Our original business plan was to explore mineral property in British Columbia containing one twenty units claim. We pursued this business plan from our inception until the summer of 2005 when we decided that we would not be successful in that endeavor. Accordingly, we wound down our mineral exploration business and became a shell company and sought out acquisition targets.

On November 15, 2005, we completed our reverse acquisition with UpSnap 2004. Now our operations consist solely of the operations of UpSnap 2004, which is now our wholly-owned subsidiary. UpSnap 2004 was incorporated in April 2004.

Our Business Generally

Through UpSnap 2004 we are a mobile search engine company that helps consumers find merchants and local services instantly, in a snap. Currently mobile consumers must load up a WAP, or wireless application protocol, to browse web sites, or pay as much as $2.50 for 411 information directory services. We solve this problem by using text messaging to connect consumers to paying advertisers, free of charge.

Our patent pending technology combines a highly flexible search and command language with a rich multi-media Voice over Internet Protocol, or VoIP, back-end that connects merchants that are willing to pay for new customers with consumers that benefit from the free service.

Our platform allows a mobile consumer to perform a local search using text messaging. We developed a mobile advertising engine that allows us to charge merchants to accept incoming phone calls from potential consumers, reversing the current user pays model for 411 based directory assistance services.

From inception through 2004, UpSnap 2004 has been primarily engaged in research and development. A beta version of our mobile search engine was released in November 2004. In December 2004, UpSnap 2004's first patent was applied for.

An Overview of Our Industry

As a result of the reverse acquisition transaction reported in this filing, we participate in the mobile search industry. We help mobile consumers find people, products, and places using their cellular telephones. Americans are now using many mobile services such as text messaging, pictures and even video messages, which are all clones of features they spend time doing on their home PC.

However, search, the number one reason people use the Internet, has not proven to be a great application on the mobile platform. Many existing search engines, such as Yahoo! and Google have attempted to use a small browser built into the mobile phone. This technology, tries to turn a mobile phone into a PC and has not proven to be popular.

The most oft-cited reason for search's cell phone failure is the cost of using data services on wireless and the phone itself. Typing in any information, like a Web address or a search inquiry, is very difficult and time consuming, even with the latest attempts to include full keyboards with phones. The small screen size, also makes it difficult to see all the results that you would get on the Web.

Our patent pending technology allows people to search at very low cost for merchants and services, and be directly connected to the merchants using the phone.

Our Competition

We face competition from all of the existing search engines, such as Google and Yahoo, and newcomers to the mobile search markets, such as 4INFO, and Askmenow.

Since we have only recently launched our product and have not engaged in any significant amount of sales or marketing, we have almost no market share compared to our competitors.

We believe, however, that we are offering a unique service in the industry and that we will be able to compete in the mobile search market because of the technology that we are employing and the novel approach that we are utilizing.

Today there are only two revenue modes for mobile search. The first involves taking money from the network operators for supplying search services. The second involves charging the end-user. We believe that both of these modes are problematic.

A network operator only strategy puts the provider of mobile search services at the mercy of the network operator, with no way to defend itself on margin and deal exclusivity. Although there are several hundred mobile network operators worldwide, the revenue opportunities are more limited. At the same time, charging the consumer always restricts growth and has historically proved to dampen consumer demand.


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

Currently mobile search via data or voice is a user pays service. For voice 411, the user pays an average of $1.30 per call - not including air time. The user needs to pay for data services packages, as well as the airtime connecting to data services.

Our competition either charges the end-user or provides a free service with no revenue generating mechanism.

The Regulations that Apply to Us

Our operations are not subject to any significant governmental regulations.

Our Research and Development Efforts

From our inception through the end of 2004 we focused almost exclusively on developing our technology. Our patent pending technology combines a highly flexible search and command language with a rich multi-media VoIP back-end that connects merchants that are willing to pay for new customers with consumers that benefit from the free service. Our platform allows a mobile consumer to perform a local search using text messaging. We developed a mobile advertising engine, that allows us to charge merchants to accept incoming phone calls from potential consumers, reversing the current user pays model for 411 based directory assistance services.

We have three employees that are devoted to research and development. Our research and development efforts were initially focused on the development of our base technology and are now focused on enhancements and additions to this technology.

From inception through June 30, 2005, we spent approximately $76,078 on our research and development efforts.

Intellectual Property

In December 2004, we filed for a patent on our proprietary technology platform "Method for Search Based Request for a Voice Connection with a Cellular Handset." Our patent application is still pending.

We own the domain name www.upsnap.com and we maintain a website at such internet address.

We also have applied for the UpSnap trademark.

We have developed a mobile search engine, and a proprietary pay per call engine, which allows merchants to place advertising based call connections within a mobile search query. Our intellectual property covers mobile search, personalized search by unique telephone number, pay-per-call advertising engine, call reporting, audit tracking and payment integration.

Our Employees

As of November 15, 2005, we had a total of 8 employees of which 6 were full-time employees and 2 were part-time employees. Of these employees 4 are senior management, 4 are engaged in sales and marketing activities and 2 are engaged in research and development activities.

We are not a party to any collective bargaining agreements nor are any of our employees members of labor unions. We believe that our relations with our employees are good.

RISK FACTORS

      You should carefully consider the risks described below, which constitute all of the material risks facing us. If any of the following risks actually occur, our business could be harmed. You should also refer to the other information about us contained in this report, including our financial statements and related notes.

                                 Financial Risks

Our business is difficult to evaluate because we have a limited operating history.

From the inception of our operating subsidiary, UpSnap 2004, until June 30, 2005, UpSnap 2004 has had accumulated net losses of $136,161. We are a high-risk development stage company with a limited operating history. We expect to continue to have net operating losses until we can build up our sales channel and implement our marketing efforts.

We expect to incur expenses associated with the expansion of our sales and marketing efforts and from promotional arrangements with our strategic partners. We expect that our future agreements and promotional arrangements with our strategic partners may require us to pay consideration in various forms, including the payment of royalties, license fees and other significant guaranteed amounts based upon revenue sharing agreements and the issuance of stock in certain cases. In addition, our promotional arrangements and revenue sharing agreements may require us to incur significant expenses, and we cannot guarantee that we will generate sufficient revenues to offset these expenses. We intend to use most of the approximately $2,000,000 in cash that we raised in September 2005 to fund our sales and marketing efforts. We can't guarantee that we will be able to achieve sufficient revenues in relation to our expenses to become profitable. Even if we do attain profitability, we may not be able to sustain ourselves as a profitable company in the future.

We will need to raise additional financing in the foreseeable future to fund our operations. Additional financing may not be available to us on favorable terms or at all.

In September and October 2005, we raised $2,146,200 in a private placement transaction. As of September 30, 2005, we had $1,305,318 in cash and cash equivalents. We expect to utilize all of this cash over the next 12 months to fund our sales and marketing efforts and for general working capital purposes. As a result, our financial resources are limited and the amount of funding that we will require to develop and commercialize our products and services is highly uncertain. Adequate funds may not be available when needed or on terms satisfactory to us. A lack of funds may cause us to delay, reduce and/or abandon certain or all aspects of our product development programs. If additional funds are raised through the issuance of equity or convertible debt securities, your percentage ownership in us will be reduced, existing shareholders may suffer dilution. The securities that we issue to raise money may also have rights, preferences and privileges that are senior to those of our existing stockholders.

We anticipate that our results of operations may fluctuate significantly from period to period due to factors that are outside of our control.

Our operating results may fluctuate significantly as a result of a variety of factors, many of which are outside of our control. Some of the factors that may affect our quarterly and annual operating results include:

      o     our ability to establish and strengthen brand awareness;
      o our success, and the success of our potential strategic partners, in promoting our products and services;
      o the overall market demand for mobile services and applications of the type offered by us;
      o the amount and timing of the costs relating to our marketing efforts or other initiatives;
      o     the timing of contracts with strategic partners and other parties;
      o fees that we may pay for distribution and promotional arrangements or other costs that we may incur as we expand our operations;
      o our ability to compete in a highly competitive market, and the introduction of new products; and
      o economic conditions specific to the telecommunications and mobile services industries and general economic conditions.

As a result of our limited operating history and the emerging nature of the markets in which we compete, it is difficult for us to forecast our revenues or earnings accurately.

We may have liabilities resulting from predecessor business operations that could have an adverse effect on us.

We are responsible for the liabilities of our predecessor business operations. There may be unknown liabilities associated with our predecessor business operations. If any such unknown liabilities become actual liabilities our financial condition and operations would be adversely affected. In addition, if any such unknown liabilities become actual liabilities or actual claimed liabilities, we may incur material costs in connection with defending lawsuits relating to such liabilities. We have not established any reserve on our balance sheet for these potential liabilities.

                                 Business Risks

We are dependent upon our Chief Executive Officer Tony Phillip and without the continued provision of services from Mr. Phillip our prospects would be severely limited.


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

Our success depends to a significant extent upon efforts and abilities of our key personnel, including our Chairman and Chief Executive Officer, Tony Phillip, as well as other key creative and strategic marketing personnel. Competition for highly qualified personnel is intense. The loss of any executive officer, manager or other key employee could have a material adverse effect upon us.

The mobile search engine market in which we operate is subject to intense competition and we may not be able to compete effectively.

We compete in the mobile search engine market. This market is becoming increasingly more competitive. We face competition from the existing search players, such as Google and Yahoo, and newcomers to the mobile search markets, such as 4INFO, and Askmenow. There are relatively low barriers to entry into the mobile search engine market. Many of our competitors or potential competitors have longer operating histories, longer customer relationships and significantly greater financial, managerial, sales and marketing and other resources than we do. We are particularly vulnerable to efforts by well funded competitors and will lose market share unless we can attain a critical mass of consumers, strategic partners, and affiliates, as well as strong brand identity.

We need to significantly expand our distribution channels. Since we are basically doing this from scratch it will be very difficult.

We need to enhance our ability to find new strategic partners in order to create additional distribution channels for our products and to generate revenue. We expect that we will need to invest on an ongoing basis to expand our partner sales force. The creation of strategic partnerships requires a sophisticated sales effort targeted at the senior management of prospective partners. Given our limited resources, we expect that we will have a hard time trying to expand the number of strategic partners and other distributors for our products.

In order to be successful and profitable we must grow rapidly. We expect that rapid growth will put a large strain on our management team and our other resources. We may not have sufficient resources to manage this growth effectively.

We anticipate that a period of significant expansion will be required to address potential growth in our customer base, market opportunities and personnel. This expansion will place a significant strain on our management, operational and financial resources. To manage the expected growth of our operations and personnel, we will be required to implement new operational and financial systems, procedures and controls, and to expand, train and manage our growing employee base. We also will be required to expand our finance, administrative and operations staff. Further, we anticipate that we will be entering into relationships with various strategic partners and third parties necessary to our business. Our current and planned personnel, systems, procedures and controls may not be adequate to support our future operations. Management may not able to hire, train, retain, motivate and manage required personnel for our planned operations.


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

Changes in the way information is broadcast over the internet could have an immediate and damaging effect on our business.

We are presently able to sell and deliver information to our product carriers throughout the world, but any change in the method of delivery of Internet broadcasting could have an immediate and damaging effect on us. We will continue to develop our technology to address emerging mobile platforms and standards to avoid this problem, but no assurance can be given that this will be accomplished in a timely manner.

                                  Market Risks

A limited public market exists for the trading of our securities.

Our common stock is quoted on the NASD Over-the-Counter Bulletin Board. As a result, investors may find it difficult to dispose of, or to obtain accurate quotations of the price of, our securities. This lack of information limits the liquidity of our common stock, and likely will have an adverse effect on the market price of our common stock and on our ability to raise additional capital.

If an active trading market does develop, the market price of our common stock is likely to be highly volatile due to, among other things, the low revenue nature of our business and because we are a new public company with a relatively limited operating history. Further, even if a public market develops, the volume of trading in our common stock will presumably be limited and likely be dominated by a few individual stockholders. The limited volume, if any, will make the price of our common stock subject to manipulation by one or more stockholders and will significantly limit the number of shares that one can purchase or sell in a short period of time.

The equity markets have, on occasion, experienced significant price and volume fluctuations that have affected the market prices for many companies' securities that have often been unrelated to the operating performance of these companies. Any such fluctuations may adversely affect the market price of our common stock, regardless of our actual operating performance. As a result, stockholders may be unable to sell their shares, or may be forced to sell them at a loss.

We do not intend to pay dividends to our stockholders, so you will not receive any return on your investment in our company prior to selling your interest in the Company.

We have never paid any dividends to our stockholders. We currently intend to retain any future earnings for funding growth and, therefore, do not expect to pay any dividends in the foreseeable future. If we determine that we will pay dividends to the holders of our common stock, we cannot assure that such dividends will be paid on a timely basis. As a result, you will not receive any return on your investment prior to selling your shares in the Company and, for the other reasons discussed in this "Risk Factors" section, you may not receive any return on your investment even when you sell your shares in our company.

A significant number of our shares will be eligible for sale and their sale or potential sale may depress the market price of our common stock.

Sales of a significant number of shares of our common stock in the public market could harm the market price of our common stock. We have authorized 97,500,000 shares of common stock. We have outstanding 18,788,494 shares of common stock. Accordingly, we have 78,711,506 shares of common stock available for future sale.

As additional shares of our common stock become available for resale in the public market, the supply of our common stock will increase, which could decrease its price. Some or all of the shares of common stock may be offered from time to time in the open market under Rule 144, and these sales may have a depressive effect on the market for our shares of common stock. In general, a person who has held restricted shares for a period of one year may, on filing with the SEC a notification on Form 144, sell into the market common stock in an amount equal to 1% of the outstanding shares for Bulletin Board Companies. Such sales may be repeated once each three months, and any of the restricted shares may be sold by a non-affiliate after they have been held two years.

The SEC's penny stock rules apply to us. These rules may have the effect of decreasing the liquidity of our stock and increasing the transaction cost for transactions in our stock.

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in "penny stocks". Penny stocks are generally securities with a price of less than $5.00 per share (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system). Under these rules, broker-dealers participating in transactions in low priced securities must first deliver a risk disclosure document which describes the risks associated with such stocks, the broker-dealer's duties, the customer's rights and remedies, and certain market and other information, and make a suitability determination approving the customer for low priced stock transactions based on the customer's financial situation, investment experience and objectives. Broker-dealers must also disclose these restrictions in writing to the customer, obtain specific written consent of the customers and provide monthly account statements to the customer. With all these restrictions, the likely effect of designation as a low priced stock will be to decrease the willingness of broker-dealers to make a market for the stock, to decrease the liquidity of the stock and to increase the transaction cost of sales and purchases of such stock compared to other securities.

PLAN OF OPERATION

Overview

We are a development stage company that is building the first cellular specific directory listings and entertainment platform provided by paid listings and premium services. We will, for the first time, allow users to easily search and browse for mobile content, comparison shop for different products, and directly connect with merchants, at no cost (save those imposed by the carriers for service minutes) to the customer.


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

We use text messaging, and actually call-connect the consumer to paying advertisers, free of charge. Our patent pending technology combines a highly flexible search and command language with a rich multi-media VoIP back end that connects merchants that are willing to pay for new customers with consumers that benefit from free service.

We will generate revenues by charging merchants to pay for consumer search results using a pay-per-call system. Traditionally, for mobile 411 and other information services, the consumer pays.

We reverse the cellular industry model, allowing consumers to have free access while merchants pay per call. Our VoIP telephony infrastructure activates a premium call-back service from paid listings advertising. Our Directory Assistance and Comparison Shopping Service offer keyword triggered sponsored listings, creating a pay-per-click version of Yellow Pages, optimized for mobile.

Our revenue model relies substantially on the assumption that we will be able to successfully expand our sales and distribution channels to carriers in key markets. To be successful in the communications services market that we operate in, we must, among other things:

      o Continue to expand distribution and sales channels with carriers for our products;
      o     Attract and maintain customer loyalty;
      o Continue to establish and increase awareness of the UpSnap brand and develop customer loyalty;
      o     Provide desirable products to customers at attractive prices;
      o Establish and maintain strategic relationships with strategic partners and affiliates;
      o     Rapidly respond to competitive developments;
      o Build an operations and customer service structure to support our business; and
      o     Attract, retain and motivate qualified personnel.

We believe that the continued growth in mobile subscribers and specifically the spectacular global growth of Short Message Service, SMS or text messaging, are generating demand for features that improve the core usefulness of the handsets, improve user experience, and provide fun and entertainment.

Our focus will be in the United States, which until recently has lagged the rest of the world in the growth of SMS. We believe that there are two main reasons for the US lagging the rest of the world. First, the US has cheap and accessible local calling which makes it far easier to pick up the phone and talk rather than fumble on a tiny cell-phone with no keyboard. Secondly, until recently, the carriers in the US did not have inter-operability of text (SMS) applications. With the introduction of inter-operability, SMS has grown 3000% among the 67 million subscribers who actively use SMS services.

Operating Plan

Over the next twelve months we will undertake the following to implement our business plan.


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

Our first step in implementing our business plan is to ensure that we have enough sponsored pay-per-call partners in place, covering the major mobile markets, so that we can maximize the chances of making revenue from a pay-per-call event. We will typically partner with as many advertising partners as possible, who already sell local merchant display ads on the Internet, or in Yellow Pages or other directories off-line. These partners have to be integrated in our advertising server engine, which links directly to our pay-per call service, and provides merchants and advertising resellers with detailed data on the cost-per-call for audit, billing and merchant analysis. We will spend much of the next 12 months ensuring that the match rate between searches performed by the consumer, with no pay-per-call link to a merchant, and the ratio to searches with a revenue generating events is as high as possible. Unlike web search, where the consumer is typically searching for a very wide set of information, mobile consumers are typically trying to find data related to travel, entertainment, dining-out, movies, etc which can be more easily matched to specific categories of advertisers. Advertisers are more than willing to reach right into the products of a young, dynamic and mobile audience, that is moving away from traditional media in droves.

Once we have good base of advertising inventory to sell, we also plan to partner with as many distribution partners as possible to build up traffic for our services. This will include network operators, virtual network operators, media partners and others with exposure to large amounts of consumers.

We will also generate traffic to our own services, promoting our own mobile 'short-code' 2SNAP direct to consumers, who are attracted by the free 411 services, and are up-sold to premium content services.

We will continue to improve the user experience of model search, making it as easy as possible for consumers to find information about people, products, and services on the move. This will include the use of software applications that can be downloaded onto the phone directly, as well as continual innovation in inputting data into small handheld devices, and integration of location based information.

We will be expanding our current operations, including opening up an office in the California Bay Area, to integrate our technical team, and working with advertising and distribution on the West Coast.

We do not expect to purchase any significant equipment over the next twelve months, nor do we expect any significant change in the number of our employees over the next twelve months.

Liquidity and Capital Resources

In September and October 2005, we raised $2,146,200 in cash. We incurred approximately $200,000 in expenses in connection with such capital raise and in connection with our acquisition of UpSnap 2004. This leaves us with about $1,900,000 to use for our working capital needs and to expand our sales and marketing activities and create a distribution network.

We believe that these funds will be sufficient to meet our operating needs for the next 12 months. However, thereafter, we will need to raise additional capital.

Operations to date have been primarily financed by stockholder debt and equity transactions. As a result, our future operations are dependent upon the identification and successful completion of permanent equity financing, the continued support of shareholders and ultimately, the achievement of profitable operations. Our financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts nor to amounts and classification of liabilities that may be necessary should we be unable to continue as a going concern.

Critical Accounting Policies

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires our management to make assumptions, estimates and judgments that affect the amounts reported in the financial statements, including the notes thereto, and related disclosures of commitments and contingencies, if any. We consider our critical accounting policies to be those that require the more significant judgments and estimates in the preparation of financial statements, including the following:

      o Our management has to make estimates and assumptions that affect the amount reported in our financial statement and the accompanying notes. Actual result could differ from the estimates.

      o Our research and development expenses consist of primarily of web hosting and communication expenses and payment to independent contractors for programming services. We follow the guidelines in Statement of Financial Accounting Standards No. 2 Accounting For Research and Development Costs. Expenditures, including equipment used in research and development, are expensed as incurred.

Management relies on historical experience, legal advice and on assumptions believed to be reasonable under the circumstances in making its judgment and estimates. Actual results could differ materially from those estimates.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangement or commitment that will have a current effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

Inflation

We believe that inflation has not had a material impact on our results of operations since our inception.

Seasonality

We may experience seasonal variations in revenues and operating costs due to seasonality, however, we do not believe that these variations will be material.

DESCRIPTION OF PROPERTY

We currently operate from our principal executive offices located in Davidson, North Carolina. Our executive offices are comprised of 800 square feet of administrative office space. We rent this space under a one year lease at a monthly rental rate of $850. We believe that we will need to expand our office space over the next several months. We are currently seeking to double our space.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of our common stock as of the date of this Form 8-K by (i) each person known to us to be the beneficial of more than 5 percent of the outstanding common stock, (ii) each director, (iii) each executive officer, and (iv) all executive officers and directors as a group. Unless otherwise indicated, the address of each of the following persons is 134 Jackson Street, Suite 203, P.O. Box 2399, Davidson, North Carolina 28036.

--------------------------------------------------------------------------------------------------------------------
                               Name and Amount and
 Title of Class          Address of Beneficial Owner           Nature of Beneficial Owner (1)    Percent of Class(2)
--------------------------------------------------------------------------------------------------------------------
                                 Tony Philipp
                           20406 Rutledge Bluff Way
     Common                  Cornelius, NC 28031                         3,910,000                      20.8%
--------------------------------------------------------------------------------------------------------------------
                                Richard Jones
                             337 Infantry Terrace
     Common                San Francisco, CA 94129                       3,910,000                      20.8%
--------------------------------------------------------------------------------------------------------------------
                                Wendell Brown
                          4132 S. Rainbow Blvd, #494
     Common                  Las Vegas, NV 89103                         3,910,000                      20.8%
--------------------------------------------------------------------------------------------------------------------
                                  Jim Mackay
     Common           Chateau De Mont 64300 Mont France                   975,000                        5.2%
--------------------------------------------------------------------------------------------------------------------
                               Steve McMannaman
                               Maison Houcarde
                                Gouze, Orthez
     Common                      France 64300                             975,000                        5.2%
--------------------------------------------------------------------------------------------------------------------
                                 Paul Schmidt
                          10607 Country Squire Court
     Common                   Matthews, NC 28105                             0                            0%
--------------------------------------------------------------------------------------------------------------------
     Common                 Sundar Communications                      1,500,000 (3)                     7.4%
--------------------------------------------------------------------------------------------------------------------
     Common         All officers and directors as a group                7,820,000                      41.6%
--------------------------------------------------------------------------------------------------------------------

(1) Beneficial Ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Each of the beneficial owners listed above has direct ownership of and sole voting power and investment power with respect to the shares of Company common stock.

(2) A total of 18,788,494 shares of our common stock are considered to be outstanding pursuant to SEC Rule 13d-3(d)(1). For each Beneficial Owner above, any options exercisable within 60 days have been included in the denominator.

(3) Consists of 1,500,000 shares of common stock underlying common stock purchase warrants.

DIRECTORS AND EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Directors and Executive Officers

The Board of Directors currently consists of three directors who have been elected for a term of one year and serve until their respective successors are duly elected and qualified. Vincent Smith and Todd Pitcher, two of our current directors, have submitted letters of resignation that will become effective upon the tenth day following the mailing by the Company to our shareholders of an information statement on Schedule 14f-1 that was filed with the Securities and Exchange Commission on November 16, 2005. Tony Philipp, the CEO of UpSnap 2004, was appointed as our director at the closing of the reverse acquisition of UpSnap 2004 and Richard Jones, the Vice President of Content and Secretary of UpSnap 2004, will be appointed to the board at the effective time of the resignation of Vincent Smith and Todd Pitcher. In addition, we appointed new executive officers as listed below.

To the best of our knowledge, except as set forth below, none of our directors or director nominees has been involved in any transactions with us or any of our directors, executive officers, affiliates or associates which are required to be disclosed pursuant to the rules and regulations of the SEC. None of the directors or director designees to our knowledge has been convicted in a criminal proceeding, excluding traffic violations or similar misdemeanors, or has been a party to any judicial or administrative proceeding during the past five years that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws, except for matters that were dismissed without sanction or settlement.

      The names of our current officers and directors, as well as certain information about them are set forth below:

Name                Age    Position(s) with the Company
----                ---    ----------------------------
Vincent Smith        44    Director (1)
Todd M. Pitcher      37    Director(1)
Tony Philipp         43    Director, Chief Executive Officer and President
Richard Jones        40    Director (2), Vice President of Content and Secretary
Paul Schmidt         50    Chief Financial Officer

----------
(1) Current director until the 10th day following the mailing of an information statement complying with Rule 14f-1 of the Securities Exchange Act.

(2) Will become a director upon the effective date of the resignation of Messrs. Smith and Pitcher.

Background of Officers and Directors

Todd M. Pitcher has served as a director since June, 2005. Mr. Pitcher holds board and administrative positions in other companies, including Superclick, Inc. and Execute Sports. Mr. Pitcher has also served in the Executive Management capacity 4Dcard, Inc. from March 2002 through July 2003. Mr. Pitcher has several years experience in the investment banking, business consulting and equity research, serving as Director of Equity Research at Equity Securities in Golden Valley, Minnesota and several other regional investment banking firms. Mr. Pitcher has B.A. in Philosophy from the University of California at Berkeley and has attended graduate school at the University of California at Santa Barbara and Claremont Graduate School.

Vincent Smith has served as a director since August, 2005. Since 2003, Mr. Smith has owned and operated Velocity Steel, a manufacturer and supplier of light gauge steel framing in North America. Prior to Velocity Steel, Mr. Smith served as Managing Director of Global Steel Innovations, Inc., an Intellectual Property company where he oversaw the licensing and patent management of the firm's properties.

Tony Philipp has served as a director and as our Chief Executive Officer and President since November 15, 2005. Mr. Phillip is a founder of UpSnap 2004 and acted as a director and the Chief Executive Officer of UpSnap 2004 since its formation in April 2004. During 2002 to 2004, Mr. Philipp was the president of Vivisimo Inc., Europe, the leading provider of automatic content clustering software and powers 10% of web searches world wide, with blue chip customers including the US Government, HP, NASA, German Government, AOL, Infospace, and Overture, etc. Mr. Philipp was responsible for establishing worldwide sales and marketing strategy during that period. Mr. Philipp is also the founder of iTransEuro, a company that is a premier European accelerator in the Research Triangle. He has served as the president of iTransEuro since 2000. iTransEuro assists in the transition of technology firms between the US and Europe through performing market studies, identifying/hiring of key personnel, implementing local presence, establishing business development channels, localizing online marketing and PR, and accessing local venture capital. Mr. Philipp is current a director of Mobileway Inc and is nominated to serve as Non-Executive board member of selected 3i investments, the largest European venture group. Mr. Philipp is a dual citizen in Germany and the USA, and holds a Bachelor of Science Degree from Clemson University, a Master of International Business (MBA) from the University of South Carolina, and was a Fulbright Scholar at the University of Cologne (Germany).

Richard Jones has been our Vice President of Content and Corporate Secretary since November 15, 2005 and will become our director upon the effective date of the resignations of Vincent Smith and Todd Pitcher. Mr. Jones is the co-founder of UpSnap 2004. Prior to joining UpSnap 2004, Mr. Jones served as the Chairman of Vavo Ltd. from 1999 to 2001. From 1996 to 1999, Mr. Jones served as the Chief Executive Officer of FortuneCity of which he was a co-founder. Mr. Jones also served as Editor in Chief of Network Week, LAN Magazine and PC Magazine in the UK from 1990 to 1996.

Paul Schmidt has been our Chief Financial Officer since November 15, 2005. Mr. Schmidt was the Chief Financial Officer of Upsnap 2004. Since 2004, Mr. Schmidt has served as a managing director at Von Steuben Financial, LLC, a service firm that provides part time senior level financial executive services. From 2001 to 2004, Mr. Schmidt was the Vice President and Chief Financial Officer of B.R. Lee Industries, Inc, a large manufacturer of commercial asphalt paving equipment. From 1999 to 2001, Mr. Schmidt served as the Treasurer and Chief Financial Officer of Powerscape Equipment Corp., an outdoor power equipment dealerships. Mr. Schmidt has a Bachelor of Business Administration degree from University of Michigan and has attended graduate school at University of Michigan Graduate School of Business Administration and Walsh College.

Board of Director's Meetings and Committees:

We presently do not have an audit committee, compensation committee or nominating committee. We do not have an audit committee charter or a charter governing the nominating process as our management believes that until this point it has been premature at the early stage of our management and business development to form an audit, compensation or nominating committee. However, our new management plans to form an audit, compensation and nominating committee in the future. Until these committees are established, these decisions will continue to be made by the Board of Directors. Although the Board of Directors has not established any minimum qualifications for director candidates, when considering potential director candidates, the Board considers the candidate's character, judgment, skills and experience in the context of the needs of us and the Board of Directors.

During 2004, our Board of Directors met 6 times.

Our Board of Directors does not currently provide a process for securityholders to send communications to the Board of Directors as our management believes that until this point it has been premature given the limited liquidity of our common stock to develop such processes. However, our new management intends to establish a process for securityholder communications in the future.

EXECUTIVE COMPENSATION

The members of our board of directors who are not employees are reimbursed for travel, lodging and other reasonable expenses incurred in attending board and committee meetings.

The following table sets forth, for the last three fiscal years, the compensation earned for the services rendered in all capacities by our executive officers. The individuals in the table will be hereinafter referred to as the "Named Officers."

                           SUMMARY COMPENSATION TABLE

-------------------------------------------------------------------------------------------------------------------------
                                                                     Long Term Compensation
-------------------------------------------------------------------------------------------------------------------------
                               Annual Compensation                    Awards                Payouts
-------------------------------------------------------------------------------------------------------------------------
       (a)         (b)     (c)     (d)          (e)           (f)             (g)             (h)              (i)
-------------------------------------------------------------------------------------------------------------------------
                                                          Restricted
    Name and                               Other Annual      Stock        Securities
    Principal            Salary  Bonus     Compensation     Award(s)      Underlying      LTIP Payouts      All Other
    Position       Year    ($)     ($)          ($)           ($)      Options/SARs (#)       ($)        Compensation ($)
-------------------------------------------------------------------------------------------------------------------------
  Todd Pitcher*
    Chairman,      2005  36,000     --          --             --             --               --               --
 Interim CEO and   2004    --       --          --             --             --               --               --
    Principal      2003    --       --          --             --             --               --               --
   Accounting
     Officer
-------------------------------------------------------------------------------------------------------------------------
  Tony Philipp*
CEO and President  2005    --       --          --             --             --               --               --
                   2004    --       --          --             --             --               --               --
                   2003    --       --          --             --             --               --               --
-------------------------------------------------------------------------------------------------------------------------

* Todd Pitcher resigned from all offices he held with the Company effective on November 15, 2005 and resigned as our director effective upon the tenth day following the mailing by the Company to our shareholders of an information statement on Schedule 14-f that was filed with the Securities and Exchange Commission on November 16, 2005. Tony Philipp became our director and our Chief Executive Office and President on November 15, 2005.

Bonuses and Deferred Compensation

We do not have any bonus, deferred compensation or retirement plan. We do not have a compensation committee; all decisions regarding compensation are determined by our Board of Directors.

Options and Stock Appreciation Rights

We do not currently have a stock option or other equity incentive plan. However, we plan to adopt a Stock Plan in the future.

Employment Contracts

All of our employees, including our executive officers, are employed at will and none of our employees has entered into an employment agreement with us.

Pursuant to a verbal understanding with our CEO, our Vice President of Content and our CFO, we pay each of our CEO and Vice President of Content a monthly salary of $10,000, and we pay our CFO at an hourly rate of $75.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On November 15, 2005, we consummated the reverse acquisition of UpSnap 2004. In connection with those transactions, Tony Philipp and Richard Jones exchanged all of their equity interests in UpSnap 2004 for an aggregate of 7,820,000 shares of our common stock constituting a controlling interest in the Company. All of them are our directors or director designees and/or officers.

LEGAL PROCEEDINGS

As of the date of this Form 8-K, we are not a party to any lawsuits or legal proceedings.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

On October 20, 2005, Bedinger & Company ("Bedinger") was appointed as our independent auditor for the period ended September 30, 2005. At such time, Moen & Company was dismissed as our independent auditor. The decision to change auditors was approved by our Board of Directors on October 17, 2005.

The report of Moen & Company on our financial statements for either of the two most recent completed fiscal years did not contain any adverse opinion or disclaimer or opinion and was not qualified or modified as to uncertainty, audit scope or accounting principals.

During our most recent completed fiscal years and during the subsequent period (the "Reporting Periods"), with respect to the financial statements, there were no disagreements with Moen & Company on any matter of accounting principals or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Moen & Company, would have caused it to make reference to the subject matter of the disagreements in connection with its report with respect to the financial statements of the Reporting Periods.

During the Reporting Periods, there were no "reportable events" as such item is described in Item 304(a)(1)(v) of Regulation S-K under the Securities and Exchange Act of 1934, as amended (the "Exchange Act") with respect to the financial statements.

During the Reporting Periods, we did not consult with Bedinger & Company with respect to the financial statements regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the financial statements (ii) any matter that was either the subject of disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K under the Exchange Act and the related instructions to Item 304 of Regulation S-K) or a "reportable event" (as such term is described in Item 304(a)(1)(v) of Regulation S-K), or (iii) any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

We furnished a copy of this disclosure to Moen & Company and requested that Moen & Company furnish us with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made by us herein in response to Item 304(a) of Regulation S-K and, if not, stating the respect in which it does not agree. The letter from Moen & Company is filed as Exhibit 16.1 to our current report on Form 8-K filed on October 24, 2005, as amended on November 7, 2005.

DESCRIPTION OF SECURITIES

General

Our certificate of incorporation, as amended to date, authorizes us to issue up to 97,500,000 shares of common stock and no shares of preferred stock. As of November 15, 2005, we had 18,788,494 shares of common stock issued and outstanding. The transfer agent and registrar for our common stock and is Nevada Agency & Trust Company, 50 West Liberty Street, Suite 880 Reno, NV 89510.

Common Stock

Holders of our common stock are entitled to one vote for each share on all matters to be voted on by our stockholders. Holders of our common stock do not have any cumulative voting rights. Common stockholders are entitled to share ratably in any dividends that may be declared from time to time on the common stock by our board of directors from funds legally available for dividends. Holders of common stock do not have any preemptive right to purchase shares of common stock. There are no conversion rights or sinking fund provisions for our common stock.

Series A Warrants and other Warrants

As of the date of this report, there are 2,384,668 series A warrants outstanding that give the holders thereof the right to acquire 2,384,668 shares of our common stock, in the aggregate, at an exercise price of $1.50 per share. The series A warrants have a term of 12 months. These warrants are subject to early expiration and must be exercised in its entirety within 60 days from the first day immediately after the last day of the 10 consecutive trading day period if
(i) our common stock's bid price closes above the series A warrant exercise price, or $1.50, for more than 10 consecutive trading days, and (ii) our cumulative trading volume within the last ten period is at least 2 times the number of cumulative series A warrant shares which are outstanding and unexercised during that period. If we declare a dividend upon the common stock (whether payable out of earnings or earned surplus or otherwise), then we have to pay to the holder of the series A warrants an amount equal to the dividend payment which would have been paid to the such holder had all of the holder's unexercised series A warrants outstanding on the record date for determining the amount of dividend payments to be paid to our security holders been exercised as of the close of business on the trading day immediately before such record date.

We have also issued:

      o Series B warrants for the purchase of 1,500,000 and 700,000 shares of our common stock to Sundar Communications and Executive Forums LLC, respectively. These warrants are fully vested and have an exercise price of $1.10 per share and a term of five years.

      o Warrants for the purchase of 560,000 shares of our common stock to Viant Capital LLC. These warrants are fully vested and have an exercise price of $0.90 per share and a term of five years. These warrants are subject to early expiration and must be exercised in their entirety within 90 days after the mandatory exercise provision of the series B warrants has been triggered.

Indemnification of Officers and Directors

Our Articles of Incorporation and Bylaws provide that we will indemnify our directors and officers to the fullest extent permitted under Nevada law. Our board is exploring the advisability of obtaining an insurance policy covering officers and directors for claims made that such officers or directors may otherwise be required to pay or for which we are required to indemnify them, subject to certain exclusions.

Insofar as indemnification by us for liabilities arising under the Act may be permitted to our directors, officers and controlling persons pursuant to provisions of the Articles of Incorporation and Bylaws, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy and is, therefore, unenforceable. In the event that a claim for indemnification by such director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding is asserted by such director, officer or controlling person in connection with the securities being offered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

At the present time, there is no pending litigation or proceeding involving a director, officer, employee or other agent of ours in which indemnification would be required or permitted. We are not aware of any threatened litigation or proceeding which may result in a claim for such indemnification.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock is quoted on the over-the-counter Bulletin Board under the symbol UPSN.

In accordance with the Share Exchange Agreement, we effected a recapitalization by performing a forward stock split and issuing a significant number of shares to the shareholders of UpSnap 2004. The principal effect of the forward split is that the number of shares of our common stock outstanding as of October 6, 2005 is increased from 3,087,000 to 4,013,100. In addition, with the issuance of 11,730,000 shares of our common stock to the shareholders of UpSnap 2004 and the issuance of 370,000 shares of our common stock to Viant Capital LLC on November 15, 2005, the number of outstanding shares is 18,788,494 as of the date of this report.

On November 8, 2004 the National Association of Securities Dealers ("NASD") cleared the Company. Prior to this period, there was no public trading market of the Company. The following table sets forth, for the periods indicated, the high and low bid prices of a share of common stock (as adjusted for 1.3 for 1 forward stock split effected November 7, 2005).

2004                                     Low                             High
----                                     ---                             ----
Quarter ended March 31                  $0.00                           $0.00
Quarter ended June 30                    0.00                            0.00
Quarter ended September 30               0.00                            0.00
Quarter ended December 31                0.00                            0.00

2005
----
Quarter ended March 31                   1.50                            1.50
Quarter ended June 30                    1.15                            0.77
Quarter ended September 30               1.54                            0.77

Record Shareholders

As of November 15, 2005, our common stock was held by approximately 91 shareholders of record, including those holders of record through depository accounts.

Dividends

Our board of directors determines any payment of dividends. We have never declared or paid cash dividends on our common stock. We do not expect to authorize the payment of cash dividends on shares of our common stock in the foreseeable future. Any future decision with respect to dividends will depend on future earnings, operations, capital requirements and availability, restrictions in future financing agreements and other business and financial considerations.

Status of Outstanding Common Stock

Management believes that all of our outstanding common stock may be sold pursuant to the resale exemption provided by Rule 144(k) under the Securities Act or was issued under an effective registration and may be resold without restriction other than the shares held by our executive officers and directors, which are control shares held by an affiliate and, therefore, may not be transferred pursuant to Rule 144(k) and the 2,384,688 shares that we issued in September and October, 2005 in a private placement transaction where we raised $2,146,200, which shares are restricted stock.

RECENT SALES OF UNREGISTERED SECURITIES

Reference is made to the disclosure set forth under Item 3.02 of this report, which disclosure is incorporated by reference into this section.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

On November 15, 2005, we issued 11,730,000 shares of our common stock to the former stockholders of UpSnap 2004 as disclosed in more detail elsewhere in this report. We issued these shares to the three former stockholders of UpSnap 2004 in reliance upon the exemption provided by Section 4(2) of the Securities Act for offers and sales of securities that do not involve a public offering. This offering was not registered under the Securities Act of 1933, as amended, and accordingly the shares may not be offered or sold in the Untied States absent registration or an applicable exemption from the registration requirements of the Securities Act.

In November 2005, we issued 370,000 shares of our common stock and 560,000 warrants to Viant Capital LLC, a registered broker-dealer, in consideration for services provided to us. These warrants have an exercise price of $0.90 and expire in five year. The foregoing offering was made in reliance upon the exemption provided by Section 4(2) of the Securities Act for offers and sales of securities that do not involve a public offering. This offering was not registered under the Securities Act and accordingly the shares may not be offered or sold in the Untied States absent registration or an applicable exemption from registration requirements of the Securities Act.

ITEM 5.01 CHANGES IN CONTROL OF REGISTRANT

Reference is made to the disclosure set forth under Item 2.01 of this report, which disclosure is incorporated herein by reference.

As a result of the closing of the reverse acquisition with UpSnap 2004, the former shareholders of UpSnap 2004 own 62.4% of the total outstanding shares of our capital stock and 62.4% total voting power of all our outstanding voting securities.

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

In connection with the closing of the reverse acquisition of UpSnap 2004 (as described in Item 2.01 of this report), as of November 15, 2005, Justin Frere resigned as our director and Vincent Smith and Todd Pitcher tendered their resignations as directors. The resignations of Mr. Smith and Mr. Pitcher will become effective upon the tenth day following the mailing of an information statement complying with the requirements of Rule 14f-1 under the Securities Exchange Act to our stockholders. This information statement was filed with the SEC on November 16, 2005. At the closing of the reverse acquisition, Todd Pitcher resigned as our principal executive officer and principal accounting officer and all of our other officers and directors also resigned from all positions that they then held.

On November 15, 2005, in connection with the closing of the reverse acquisition, Tony Phillips was appointed as our Chief Executive Officer and President and as a director, Richard Jones was appointed as our Vice President of Content and Corporate Secretary and will become our director upon the effective date of the resignations of Vincent Smith and Todd Pitcher, and Paul Schmidt was appointed as our Chief Financial Officer.

For certain biographical and other information regarding the newly appointed officers and directors, see the disclosure under Item 2.01 of this report, which disclosure is incorporated herein by reference.

ITEM 5.03 AMENDMENT TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL
YEAR

On November 7, 2005, we amended our certificate of incorporation to effect a 1.3 for 1 forward split of our common stock, to change our name from Manu Forti Group Inc. to UpSnap, Inc. and to increase our authorized common stock to 97,500,000 shares.

ITEM 5.06 CHANGE IN SHELL COMPANY STATUS

Reference is made to the disclosure set forth under Item 2.01 and 5.01 of this report, which disclosure is incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a)   Financial Statements of Business Acquired

Filed herewith are the audited financial statements of UpSnap 2004 for the fiscal year ended September 30, 2004 and the unaudited financial statements of UpSnap 2004 for the period ended June 30, 2005.

(b)   Pro forma financial information

Filed herewith is the pro forma consolidated Financial Statements of the Company and UpSnap 2004 for the requisite periods.

(c)   Exhibits

2.1 Share Exchange Agreement between Upsnap, Inc. and Up2004Snap, Inc., dated November 15, 2005.

3.1   Amendment to Articles of Incorporation dated November 7, 2005.

10.1  Warrant by the Company in favor of Viant Capital LLC, dated November 15,
      2005

                                   SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Upsnap, Inc.

Date: November 16, 2005


/s/ Todd M. Pitcher
    -----------------------
     Todd M. Pitcher

                                  UPSNAP, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                              FINANCIAL STATEMENTS

                For the Period April 6, 2004 (Inception) through
                               September 30, 2004

                                  UPSNAP, INC.

                                    CONTENTS

                               SEPTEMBER 30, 2004

                                                                           Pages

Independent Auditors' Report                                                 1

Financial Statements

         Balance Sheet                                                       2

         Statement of Operations                                             3

         Statement of Stockholders' Equity                                   4

         Statement of Cash Flows                                             5

         Notes to Financial Statements                                       6

Beckstead and Watts, LLP
Certified Public Accountants

                                                    2425 W Horizon Ridge Parkway
                                                             Henderson, NV 89052
                                                              702.257.1984 (tel)
                                                              702.362.0540 (fax)

                          INDEPENDENT AUDITOR'S REPORT

We have audited the accompanying balance sheet of UpSNAP, Inc (the "Company") (A Development Stage Company), as of September 30, 2004 and the related statement of operations, stockholders' equity, and cash flows from April 6, 2004 (Inception) to September 30, 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with audit standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of UpSNAP, Inc (A Development Stage Company) as of September 30, 2004, and the results of its operations and its cash flows for the period April 6, 2004 (Inception) to September 30, 2004, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 4 to the financial statements, the Company has had limited operations and have not commenced planned principal operations. This raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 4. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ Beckstead and Watts, LLP
----------------------------

October 21, 2005

                                  UPSNAP, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                           CONSOLIDATED BALANCE SHEET

                                  BALANCE SHEET
                               September 30, 2004

Assets

Current assets                                                               --
                                                                       --------

                                                                       --------
Total assets                                                           $     --
                                                                       ========

Liabilities and Stockholders' Equity

Current liabilities                                                          --
                                                                       --------

Total liabilities                                                      $     --
                                                                       --------

Stockholders' equity
        Series A preferred stock; $0.0001 par value;
        10,000,000 shares authorized, no shares issued
        and outstanding                                                      --
        Common stock; $0.0001 par value; 25,000,000
        shares authorized, no shares issued and outstanding                  --
        Additional paid-in capital                                       27,474
        Deficit accumulated during the
        development stage                                               (27,474)
                                                                       --------
             Total stockholders' equity                                      --

                                                                       --------
Total liabilities and stockholders' equity                             $     --
                                                                       ========

                   The accompanying notes are an integral part
                    of the consolidated financial statements

                                  UPSNAP, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                           CONSOLIDATED BALANCE SHEET

                             STATEMENT OF OPERATIONS
       For the period from April 6, 2004 (Inception) to September 30, 2004

                                                                April 6, 2004
                                                             (Inception) through
                                                             September 30, 2004
                                                             -------------------

Net revenues                                                      $     --
                                                                  --------

Operating expenses:
     Research and development                                        9,962
     Business development                                           13,474
     General and administrative                                      4,038
                                                                  --------
                                                                    27,474

                                                                  --------
Loss before income tax expense                                     (27,474)
                                                                  --------

Income tax expense                                                      --

                                                                  --------
Net loss for the period                                            (27,474)
                                                                  ========

                   The accompanying notes are an integral part
                    of the consolidated financial statements

                                  UPSNAP, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                           CONSOLIDATED BALANCE SHEET

                        STATEMENT OF STOCKHOLDERS' EQUITY
       For the period April 6, 2004 (Inception) through September 30, 2004

                                                                                      (Deficit)
                                             Common Stock                            accumulated
                                        -----------------------     Additional       during the           Total
                                                                     paid-in         development      stockholders'
                                          Shares      Amount         capital            stage            equity
                                        ----------- -----------    -------------    --------------    --------------
Balance, April 6, 2004
(Inception)                                    --    $     --        $     --          $     --          $     --

Donated capital                                                        27,474                              27,474

Net loss for the period April 6, 2004
through September 30, 2004                                            (27,474)                            (27,474)

Balance, September 30, 2004                    --    $     --          27,474           (27,474)               --

                   The accompanying notes are an integral part
                    of the consolidated financial statements

                                  UPSNAP, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                           CONSOLIDATED BALANCE SHEET

                             STATEMENT OF CASH FLOWS
       For the period from April 6, 2004 (Inception) to September 30, 2004

                                                                 April 6, 2004
                                                                  (Inception)
                                                               through September
                                                                   30, 2004
                                                               -----------------
Cash flows from operating activities
     Net loss                                                     $(27,474)

                                                                  --------
     Net cash (used) in operating activities                       (27,474)
                                                                  --------

Cash flows from financing activities
     Donated capital                                                27,474
                                                                  --------

     Net cash provided by financing activities                      27,474
                                                                  --------

Net increase in cash                                                 (0.05)

Cash at beginning of period                                             --
                                                                  --------
Cash at end of period                                                   (0)
                                                                  ========

Supplemental disclosures:
     Interest paid                                                $     --
                                                                  ========
     Income taxes paid                                            $     --
                                                                  ========

                   The accompanying notes are an integral part
                    of the consolidated financial statements

                                  UpSNAP, Inc.
                          (A Development Stage Company)
                        Notes to the Financial Statements
       For the Period April 6, 2004 (Inception) through September 30, 2004

1. ORGANIZATION AND DEVELOPMENT STAGE ACTIVITIES

UpSNAP, Inc. (the "Company") was incorporated on April 6, 2004 (Inception) under the laws of the State of Nevada. The company has headquarters in Davidson, North Carolina.

The company is a development stage company engaged in the development of technology that will create the first cellular specific directory listings and entertainment platform powered by paid listings and premium services. The company has no revenues to date and is thus subject to numerous risks, including risks associated with product development and marketing, growth, competition, and attracting and retaining key personnel. The Company plans to launch its service in the USA.

Since inception, the Company has devoted substantially all of its efforts to planning, budgeting and research and development.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICES

These financial statements have been prepared by management in accordance with accounting principals generally accepted in the United States. The significant accounting principles are as follows:

Development Stage Enterprise

In accordance with Statement of Financial Accounting Standards No. 7, ACCOUNTING AND REPORTING BY DEVELOPMENT STAGE ENTERPRISES, the Company is considered to be in the development stage since it is devoting substantially all of its efforts to establishing a new business and its planned principal operations have not commenced or produced any revenues.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the financial statements and the accompanying notes. These estimates and assumptions are based on management's judgment and available information and, consequently, actual results could be different from these estimates.

                                  UpSNAP, Inc.
                          (A Development Stage Company)
                        Notes to the Financial Statements
       For the Period April 6, 2004 (Inception) through September 30, 2004

SUMMARY OF SIGNIFICANT ACCOUNTING POLICES (continued)

Research and Development Expenditures

Research and development expenses consist primarily of web hosting and communication expenses. The Company follows the guidelines in Statement of Financial Accounting Standards No. 2, ACCOUNTING FOR RESEARCH AND DEVELOPMENT COSTS. Expenditures, including equipment used in research and development activities, are expensed as incurred.

Revenue Recognition

The Company anticipates generating revenues by directing callers who use our directory listings to our advertisers. Revenue will be recognized when the caller is directly connected to our advertiser, on a cost-per-call basis. Cost of revenues consists primarily of revenue share arrangements with the company's sponsored listings partners in which we will pay a portion of the fees we receive from our advertisers. In addition, the Company will pay fees for callers who utilize the company's free directory assistance.

Dividends

The Company has not yet adopted any policy regarding payment of dividends. No dividends have been paid or declared since inception.

Segment reporting

The Company follows Statement of Financial Accounting Standards No. 130, "Disclosures About Segments of an Enterprise and Related Information". The Company operates as a single segment and will evaluate additional segment disclosure requirements as it expands its operations.

Advertising costs

The Company expenses all costs of advertising as incurred. There were no advertising costs included in selling, general and administrative expenses in 2004.

                                  UpSNAP, Inc.
                          (A Development Stage Company)
                        Notes to the Financial Statements
       For the Period April 6, 2004 (Inception) through September 30, 2004

SUMMARY OF SIGNIFICANT ACCOUNTING POLICES (continued)

Income Taxes

In accordance with Statement of Financial Accounting Standards No. 109, ACCOUNTING FOR INCOME TAXES, the Company uses an asset and liability approach for financial accounting and reporting for income taxes. The basic principles of accounting for income taxes are: (a) a current tax liability or asset is recognized for the estimated taxes payable or refundable on tax returns for the current year; (b) a deferred tax liability or asset is recognized for the estimated future tax effects attributable to temporary differences and carryforwards; (c) the measurement of current and deferred tax liabilities and assets is based on provisions of the enacted tax law and the effects of future changes in tax laws or rates are not anticipated; and (d) the measurement of deferred tax assets is reduced, if necessary, by the amount of any tax benefits that, based on available evidence, are not expected to be realized.

3. RECENT ACCOUNTING PRONOUNCEMENTS

In November 2004, the Financial Accounting Standards Board (FASB) issued SFAS No. 151, Inventory Costs, which clarifies the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material. SFAS No. 151 will be effective for inventory costs incurred during fiscal years beginning after June 15, 2005. We do not believe the adoption of SFAS No. 151 will have a material impact on our financial statements.

In December 2004, the FASB issued SFAS No. 153, Exchanges of Nonmonetary Assets, which eliminates the exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. SFAS No. 153 will be effective for nonmonetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. We do not believe the adoption of SFAS No. 153 will have a material impact on our financial statements.

In December 2004, the FASB issued SFAS No. 123(R), Share-Based Payment, which establishes standards for transactions in which an entity exchanges its equity instruments for goods or services. This standard requires an issuer to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award. This eliminates the exception to account for such awards using the intrinsic method previously allowable under Accounting Principles Board (APB) Opinion No. 25. We do not believe the adoption of SFAS No. 123 (R) will have a material impact on our financial statements.

                                  UpSNAP, Inc.
                          (A Development Stage Company)
                        Notes to the Financial Statements
       For the Period April 6, 2004 (Inception) through September 30, 2004

4. GOING CONCERN

As shown in the accompanying financial statements, the Company has accumulated net losses from operations totaling $27,474, and as of September 30, 2004, has had no revenue from operations. These factors raise substantial doubt about the Company's ability to continue as a going concern.

The Company's financial statements are prepared using the generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. However, the Company has generated no revenue from its planned principal operations. In order to obtain the necessary capital, the Company is planning on raising funds via private placement offerings. If the securities offerings do not provide sufficient capital, some of the shareholders of the Company have agreed to provide sufficient funds as loans over the next twelve-month period. However, the Company is dependent upon its ability to secure financing, and there are no assurances that the Company will be successful. Without sufficient financing it would be unlikely for the Company to continue as a going concern. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

5. STOCKHOLDER'S EQUITY

The Company amended its Articles of Incorporation on December 15, 2004 to increase the authorized number of shares of capital stock from a single class of 75,000 shares of common stock with no par value to 25,000,000 shares of common stock with a par value of $0.0001 per share and 10,000,000 shares of Series A Preferred stock with a par value of $0.0001 per share. All share references have been retroactively reflected throughout these financial statements.

Common Stock

Holders of common stock are entitled to one vote for each share of stock held and the right to share in the dividends and other distributions from the Company according to such holder's proportionate interest in the issued and outstanding Common Stock of the Company, subject to the rights and preferences of each series of the Company's preferred stock as may be designated from time to time by the Board of Directors.

                                  UpSNAP, Inc.
                          (A Development Stage Company)
                        Notes to the Financial Statements
       For the Period April 6, 2004 (Inception) through September 30, 2004

The holders of common stock have preemptive rights to purchase shares necessary to maintain each Shareholder's interest if the Board of Directors authorizes the Company to issue shares of Common Stock or other securities that are exercisable for, convertible into or exchangeable for shares of Common Stock. The Secretary of the Company shall promptly deliver written notice of such authorization to each Shareholder. Each Shareholder shall be permitted to purchase on the terms set forth in such written notice up to that number of shares of Common Stock necessary to maintain such Shareholder's Interest These preemptive rights shall terminate and be of no further force or effect immediately prior to, on and after an Initial Public Offering.

Preferred Stock

The company has not made provisions for the rights associated with the Series A Preferred stock.

Donated Capital

Donated capital represents Company expenses paid by certain directors of the Company totaling $27,474 during fiscal year ended September 30, 2004. Previously, the Company had reflected it as a note payable but has since been forgiven as of September 30, 2004, see note 7 for additional discussions.

6. INCOME TAXES

For the year ended September 30, 2004, the Company incurred net operating losses and, accordingly, no provision for income taxes has been recorded. In addition, no benefit for income taxes has been recorded due to the uncertainty of the realization of any tax assets. At September 30, 2004, the Company had approximately $27,474 of federal and state net operating losses. The net operating loss carryforwards, if not utilized, will begin to expire in 2024

The components of the Company's deferred tax asset are as follows:

                                                                       As of
                                                                    September 30
                                                                    -----------
                                                                        2004
                                                                    -----------
Deferred tax assets:
  Net operating loss carryforwards                                    $  27,474
                                                                      ---------
    Total deferred tax assets                                            27,474

Net deferred tax assets before valuation allowance                       27,474
Less: Valuation allowance                                               (27,474)
                                                                      ---------
Net deferred tax assets                                               $     -0-
                                                                      =========

For financial reporting purposes, the Company has incurred a loss since its inception. Based on the available objective evidence, management believes it is more likely than not that the net deferred tax assets will not be fully realizable. Accordingly, the Company provided for a full valuation allowance against its net deferred tax assets at September 30, 2004.

A reconciliation between the amount of income tax benefit determined by applying the applicable U.S. and State statutory income tax rate to pre-tax loss is as follows:

                                                                     Year Ended
                                                                    September 30
                                                                      -------
                                                                       2004
                                                                      -------
Federal and state statutory rate                                      $ 9,341
Change in valuation allowance on deferred tax assets                   (9,341)
                                                                      -------
                                                                      $   -0-
                                                                      =======

7. RELATED PARTY TRANSACTION

On May 1, 2004, the Company executed a $30,000 note with its directors which would allow the Company to borrow from these directors when funds are needed. The note is non-interest bearing, unsecured and is for an 18 month term. The noteholders, upon receipt of incoming financing of $1 million or more by the end of the tem, will forgive the note. During fiscal year 2004, the Company had borrowed $27,474; however, was forgiven and treated as donated capital, see note 5.

8. SUBSEQUENT EVENTS

On December 17, 2004, Alto Ventures, Inc., owned by one of the Company's directors, assigned its patent METHOD FOR SEARCH-BASED REQUEST FOR A VOICE CONNECTION WITH A CELLULAR HANDSET to the Company. The patent has no cost value to the Company.

The Company issued 9,999,999 shares of common stock to its directors on December 20, 2004 for $3,000 of which, $2,000 was paid in cash and $1,000 was paid by director's reimbursable company expense.

On May 1, 2005, the Company executed a $250,000 note with its directors which would allow the Company to borrow from these directors when funds are needed. The note is non-interest bearing, unsecured and is for a 12 month term. The noteholders, upon receipt of incoming financing of $1 million or more by the end of the tem, will forgive the note. The estimated note balance as of October 21, 2005 was $136,000.

                                  UpSNAP, Inc.
                          (A Development Stage Company)
                        Notes to the Financial Statements
       For the Period April 6, 2004 (Inception) through September 30, 2004

On August 24, 2005 Manu Forti Group, Inc., a corporation formed under the laws of the State of Nevada and the stockholders of the Company entered into a binding letter of intent ("LOI").

The LOI contemplates an acquisition under the terms of which Manu Forti Group, Inc. will issue 9 million shares of its common stock to the Company Stockholders in consideration for 100% of the Company's shares. Assuming the issuance of 9 million shares of Manu Forti common stock to the Company's Stockholders, the holders of the shares of Manu Forti Group, Inc. common stock prior to the transaction will retain approximately 26% of the equity of the Company subsequent to the transaction. Consummation of the transaction is subject to a number of conditions, including the execution of a definitive agreement, the completion of a satisfactory due diligence investigation by both parties, the entry into certain employment agreements by and among Manu Forti and certain stockholders of the Company; and definitive approval by the board of directors of Manu Forti of the Purchase Agreement and all transactions and developments contemplated thereby.

On August 31, 2005, the Company entered into a $16,500 loan agreement with one of its directors. The short-term note carries no interest and is due upon the Company receiving incoming financing of $1 million or greater. The note balance as of October 21, 2005 was $16,500.

The Company entered a $90,000 one-year Note with Manu Forti Group, Inc. on September 13, 2005 and an additional one-year $90,000 Note on September 14, 2005. The interest rate is 2%, payable annually, at Manu Forti Group's option in either the Company's common stock or cash. The note balance as of October 21, 2005 was $180,000.

                                  UPSNAP, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                         UNAUDITED FINANCIAL STATEMENTS

                      For the Period Ended on June 30, 2005

                                  UPSNAP, INC.

                                    CONTENTS

                                  JUNE 30, 2005

                                                                           Pages

Independent Auditors' Report                                                 1

Financial Statements

         Balance Sheet                                                       2

         Income Statement                                                    3

         Statement of Changes in Stockholders' Equity                        4

         Statement of Cash Flows                                             5

         Notes to Financial Statements                                       6

Beckstead and Watts, LLP
Certified Public Accountants
                                                    2425 W Horizon Ridge Parkway
                                                             Henderson, NV 89052
                                                              702.257.1984 (tel)
                                                              702.362.0540 (fax)

               REVIEW REPORT OF INDEPENDENT PUBLIC ACCOUNTING FIRM

Board of Directors,
UpSNAP, Inc.
(a Development Stage Company)

We have reviewed the accompanying balance sheet of UpSNAP, Inc. (a development stage company) as of June 30, 2005, and the related statements of income for the three-month and nine-month periods ending June 30, 2005 and 2004 and for the period from August 4, 2004 (Inception) to June 30, 2005, the statement of stockholders equity for the period from August 4, 2004 (Inception) to June 30, 2005 and statements of cash flows for the nine-month periods ending June 30, 2005 and June 30, 2004 and for the period from April 6, 2004 (Inception) to June 30, 2005. These financial statements are the responsibility of the Company's management.

We conducted our reviews in accordance with standards established by the American Institute of Certified Public Accountants. A review of interim financial information consists principally of applying analytical procedures to financial data, and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with generally accepted auditing standards, which will be performed for the full year with the objective of expressing an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion. Based on our reviews, we are not aware of any material modifications that should be made to the accompanying financial statements referred to above for them to be in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 4 to the financial statements, the Company has had limited operations and has not commenced planned principal operations. This raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 4. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

We have previously audited, in accordance with auditing standards generally accepted in the United States of America, the balance sheet of UpSNAP, Inc. (a development stage company) as of September 30, 2004 and the related statement of income, retained earnings and cash flows from April 6, 2004 (Inception) to September 30, 2004 (not presented herein) and in our report dated October 21, 2005, we expressed an unqualified opinion on those financial statements.


/s/ Beckstead and Watts, LLP
----------------------------

October 24, 2005

                                  UPSNAP, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                             UNAUDITED BALANCE SHEET


                                  BALANCE SHEET
                                  June 30, 2005

Assets

Current assets:
       Cash                                                           $   3,518

                                                                      ---------
       Total current assets                                               3,518

                                                                      ---------
Total Assets                                                          $   3,518
                                                                      =========

Liabilities and stockholders' equity

Current liabilities                                                   $      --
                                                                      ---------

Stockholders' equity
       Series A preferred stock; $0.0001 par value; 10,000,000
       shares authorized, no shares issued and outstanding                   --
       Common stock; $0.0001 par value; 25,000,000 shares
       authorized, 9,999,999 shares issued and outstanding                1,000
       Additional paid-in capital                                       138,679
       Deficit accumulated during the development stage                (136,161)
                                                                      ---------
            Total Stockholders' Equity                                    3,518

                                                                      ---------
            Total Liabilities and Stockholders' Equity                $   3,518
                                                                      =========

                   The accompanying notes are an integral part
                    of the consolidated financial statements

                                  UPSNAP, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                             UNAUDITED BALANCE SHEET

                             STATEMENT OF OPERATIONS

   For the three and nine month periods ending June 30, 2005 and June 30, 2004 and for the period from April 6, 2004 (Inception) to June 30, 2005

                                     For the three month period
                                               ended                  For the nine month period ended
                                    -----------------------------     -------------------------------
                                                        April 6,                         April 6,          April 6,
                                                         2004                             2004               2004
                                                      (Inception)                      (Inception)        (Inception)
                                      June 30,       through June       June 30,       through June       through June
                                       2005            30, 2004           2005           30, 2004          30, 2005
                                    ------------     ------------     ------------     ------------     ------------
Net revenues                        $         --     $         --     $         --     $         --     $         --

Operating expenses:

      Research and development            12,744              899           66,116              899           76,078

      Business development                11,370            9,972           21,642            9,972           35,116

      General and administrative           5,503            1,560           20,929            1,560           24,967
                                    ------------     ------------     ------------     ------------     ------------

                                          29,617           12,431          108,687           12,431          136,161

                                    ------------     ------------     ------------     ------------     ------------

Loss before income tax expense           (29,617)         (12,431)        (108,687)         (12,431)        (136,161)
                                    ------------     ------------     ------------     ------------     ------------

Income tax expense                            --               --               --               --               --

                                    ------------     ------------     ------------     ------------     ------------
Net loss for the period             $    (29,617)    $    (12,431)    $   (108,687)    $    (12,431)    $   (136,161)
                                    ============     ============     ============     ============     ============

                   The accompanying notes are an integral part
                    of the consolidated financial statements

                                  UPSNAP, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                             UNAUDITED BALANCE SHEET

                   STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)
       For the period from April 6,2004 (Inception) through June 30, 2005


                                                                                                        Accumulated
                                    Common Stock                 Preferred Stock                      deficit during
                             --------------------------    --------------------------                      the           Total
                                                                                     Additional paid-   development   stockholders'
                               Shares          Amount         Shares      Amount        in capital        stage          equity
                             --------------------------    --------------------------   -----------    -----------    ------------
Balance, April 6, 2004
(Inception)                                 $        --                    $       --   $        --    $        --

Donated capital                                                                27,474                       27,474

Net loss for the period
April 6, 2004 through
September 30, 2004                                                                          (27,474)                      (27,474)

                             -----------    -----------    -----------    -----------   -----------    -----------    -----------
Balance, September
30, 2004                              --             --             --             --        27,474        (27,474)            --

Issuance of 9,999,999
shares of Common Stock         9,999,999          1,000                                       2,000                         3,000

Donated capital                                                                             109,205                       109,205

Net loss for the
period October 1,
2004 through June 30, 2005                                                                       --       (108,687)      (108,687)
                             -----------    -----------    -----------    -----------   -----------    -----------    -----------
Balance, June 30, 2005         9,999,999    $     1,000    $        --    $        --   $   138,679    $  (136,161)   $     3,518
                             ===========    ===========    ===========    ===========   ===========    ===========    ===========

                   The accompanying notes are an integral part
                    of the consolidated financial statements

                                  UPSNAP, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                             UNAUDITED BALANCE SHEET

                             STATEMENT OF CASH FLOWS

      For the nine month periods ending June 30, 2005 and June 30, 2004 and for the period from April 6, 2004 (Inception) to June 30, 2005

                                                       Nine months ended
                                                  -----------------------------
                                                                   April 6, 2004    April 6, 2004
                                                                  (Inception) to    (Inception) to
                                                 June 30, 2005     June 30, 2004    June 30, 2005
                                                  ------------     ------------     ------------
Cash flows from operating activities
     Net loss                                     $   (108,687)    $    (12,431)    $   (136,161)
                                                  ------------     ------------     ------------
     Net cash (used) in operating activities          (108,687)         (12,431)        (136,161)
                                                  ------------     ------------     ------------

Cash flows from financing activities

     Issuance of common stock                            3,000            3,000
     Donated capital                                   109,205           12,431          136,679
                                                  ------------     ------------     ------------
     Net cash provided by financing activities         112,205           12,431          139,679
                                                  ------------     ------------     ------------

Net increase in cash                                     3,518               --            3,518

Cash at beginning of period                                 --               --               --

                                                  ------------     ------------     ------------
Cash at end of period                             $      3,518     $         --     $      3,518
                                                  ============     ============     ============

Supplemental disclosures:
     Interest paid                                $         --     $         --     $         --
                                                  ============     ============     ============
     Income taxes paid                            $         --     $         --     $         --
                                                  ============     ============     ============

                   The accompanying notes are an integral part
                    of the consolidated financial statements

                                  UPSNAP, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          Notes to Financial Statement

1. ORGANIZATION AND DEVELOPMENT STAGE ACTIVITIES

UpSNAP, Inc. (the "Company") was incorporated on April 6, 2004 (Inception) under the laws of the State of Nevada. The company has headquarters in Davidson, North Carolina.

The company is a development stage company engaged in the development of technology that will create the first cellular specific directory listings and entertainment platform powered by paid listings and premium services. The company has no revenues to date and is thus subject to numerous risks, including risks associated with product development and marketing, growth, competition, and attracting and retaining key personnel. The Company plans to launch its service in the USA.

Since inception, the Company has devoted substantially all of its efforts to planning, budgeting and research and development.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICES

These financial statements have been prepared by management in accordance with accounting principals generally accepted in the United States. The significant accounting principles are as follows:

Development Stage Enterprise

In accordance with Statement of Financial Accounting Standards No. 7, ACCOUNTING AND REPORTING BY DEVELOPMENT STAGE ENTERPRISES, the Company is considered to be in the development stage since it is devoting substantially all of its efforts to establishing a new business and its planned principal operations have not commenced or produced any revenues.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the financial statements and the accompanying notes. These estimates and assumptions are based on management's judgment and available information and, consequently, actual results could be different from these estimates.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICES (continued)

                                  UPSNAP, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          Notes to Financial Statement

Research and Development Expenditures

Research and development expenses consist primarily of web hosting and communication expenses. The Company follows the guidelines in Statement of Financial Accounting Standards No. 2, ACCOUNTING FOR RESEARCH AND DEVELOPMENT COSTS. Expenditures, including equipment used in research and development activities, are expensed as incurred.

Revenue Recognition

The Company anticipates generating revenues by directing callers who use our directory listings to our advertisers. Revenue will be recognized when the caller is directly connected to our advertiser, on a cost-per-call basis. Cost of revenues consists primarily of revenue share arrangements with the company's sponsored listings partners in which we will pay a portion of the fees we receive from our advertisers. In addition, the Company will pay fees for callers who utilize the company's free directory assistance.

Dividends

The Company has not yet adopted any policy regarding payment of dividends. No dividends have been paid or declared since inception.

Segment reporting

The Company follows Statement of Financial Accounting Standards No. 130, "Disclosures About Segments of an Enterprise and Related Information". The Company operates as a single segment and will evaluate additional segment disclosure requirements as it expands its operations.

Advertising costs

The Company expenses all costs of advertising as incurred. The company has not incurred any advertising costs included in selling, general and administrative expenses as of June 30, 2005.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICES (continued)

Income Taxes

In accordance with Statement of Financial Accounting Standards No. 109, ACCOUNTING FOR INCOME TAXES, the Company uses an asset and liability approach for financial accounting and reporting for income taxes. The basic principles of accounting for income taxes are: (a) a current tax liability or asset is recognized for the estimated taxes payable or refundable on tax returns for the current year; (b) a deferred tax liability or asset is recognized for the estimated future tax effects attributable to temporary differences and carryforwards; (c) the measurement of current and deferred tax liabilities and assets is based on provisions of the enacted tax law and the effects of future changes in tax laws or rates are not anticipated; and (d) the measurement of deferred tax assets is reduced, if necessary, by the amount of any tax benefits that, based on available evidence, are not expected to be realized.

                                  UPSNAP, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          Notes to Financial Statement

3. RECENT ACCOUNTING PRONOUNCEMENTS

In November 2004, the Financial Accounting Standards Board (FASB) issued SFAS No. 151, Inventory Costs, which clarifies the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material. SFAS No. 151 will be effective for inventory costs incurred during fiscal years beginning after June 15, 2005. We do not believe the adoption of SFAS No. 151 will have a material impact on our financial statements.

In December 2004, the FASB issued SFAS No. 153, Exchanges of Nonmonetary Assets, which eliminates the exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. SFAS No. 153 will be effective for nonmonetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. We do not believe the adoption of SFAS No. 153 will have a material impact on our financial statements.

In December 2004, the FASB issued SFAS No. 123(R), Share-Based Payment, which establishes standards for transactions in which an entity exchanges its equity instruments for goods or services. This standard requires an issuer to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award. This eliminates the exception to account for such awards using the intrinsic method previously allowable under Accounting Principles Board (APB) Opinion No. 25. We do not believe the adoption of SFAS No. 123 (R) will have a material impact on our financial statements.

4. GOING CONCERN

As shown in the accompanying financial statements, the Company has accumulated net losses from operations totaling $136,161, and as of June 30, 2005, has had no revenue from operations. These factors raise substantial doubt about the Company's ability to continue as a going concern.

                                  UPSNAP, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          Notes to Financial Statement

The Company's financial statements are prepared using the generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. However, the Company has generated no revenue from its planned principal operations. In order to obtain the necessary capital, the Company is planning on raising funds via private placement offerings. If the securities offerings do not provide sufficient capital, some of the shareholders of the Company have agreed to provide sufficient funds as loans over the next twelve-month period. However, the Company is dependent upon its ability to secure financing, and there are no assurances that the Company will be successful. Without sufficient financing it would be unlikely for the Company to continue as a going concern. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

5. STOCKHOLDER'S EQUITY

The Company amended its Articles of Incorporation on December 15, 2004 to increase the authorized number of shares of capital stock from a single class of 75,000 shares of common stock with no par value to 25,000,000 shares of common stock with a par value of $0.0001 per share and 10,000,000 shares of Series A Preferred stock with a par value of $0.0001 per share.

Common Stock

The Company issued 9,999,999 shares of common stock to its directors on December 20, 2004 for $3,000 of which, $2,000 was paid in cash and $1,000 was paid by director's reimbursable company expense.

Holders of common stock are entitled to one vote for each share of stock held and the right to share in the dividends and other distributions from the Company according to such holder's proportionate interest in the issued and outstanding Common Stock of the Company, subject to the rights and preferences of each series of the Company's preferred stock as may be designated from time to time by the Board of Directors.

The holders of common stock have preemptive rights to purchase shares necessary to maintain each Shareholder's interest if the Board of Directors authorizes the Company to issue shares of Common Stock or other securities that are exercisable for, convertible into or exchangeable for shares of Common Stock. The Secretary of the Company shall promptly deliver written notice of such authorization to each Shareholder. Each Shareholder shall be permitted to purchase on the terms set forth in such written notice up to that number of shares of Common Stock necessary to maintain such Shareholder's Interest These preemptive rights shall terminate and be of no further force or effect immediately prior to, on and after an Initial Public Offering.

                                  UPSNAP, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          Notes to Financial Statement

Preferred Stock

The company has not made provisions for the rights associated with the Series A Preferred stock.

Donated capital

Donated capital represents Company expenses paid by certain directors of the Company totaling $136,679 during the period from inception to June 30, 2005 respectively. See note 7 for additional discussions.

6. INCOME TAXES

For the nine month period ended June 30, 2005, the Company incurred net operating losses and, accordingly, no provision for income taxes has been recorded. In addition, no benefit for income taxes has been recorded due to the uncertainty of the realization of any tax assets. At June 30, 2005, the Company had approximately $136,161 respectively of accumulated federal and state net operating losses. The net operating loss carryforwards, if not utilized, will begin to expire in 2024.

The components of the Company's deferred tax asset are as follows:

                                                                        As of
                                                                       June 30
                                                                      ---------
                                                                         2005
                                                                      ---------
Deferred tax assets:
  Net operating loss carryforwards                                    $ 108,687
                                                                      ---------
    Total deferred tax assets                                           108,687

Net deferred tax assets before valuation allowance                      108,687
Less: Valuation allowance                                              (108,687)
                                                                      ---------
Net deferred tax assets                                               $      -0-
                                                                      =========

For financial reporting purposes, the Company has incurred a loss since its inception. Based on the available objective evidence, management believes it is more likely than not that the net deferred tax assets will not be fully realizable. Accordingly, the Company provided for a full valuation allowance against its net deferred tax assets at June 30, 2005.

A reconciliation between the amount of income tax benefit determined by applying the applicable U.S. and State statutory income tax rate to pre-tax loss is as follows:

                                  UPSNAP, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          Notes to Financial Statement

                                                              Nine Month Period
                                                                Ended June 30
                                                              -----------------
                                                                    2005
                                                                  --------
Federal and state statutory rate                                  $ 36,954
Change in valuation allowance on deferred tax assets               (36,954)
                                                                  --------
                                                                  $      0
                                                                  ========

7. RELATED PARTY TRANSACTION

     On May 1, 2004, the Company executed a $30,000 note with its directors which would allow the Company to borrow from these directors when funds are needed. The note is non-interest bearing, unsecured and is for an 18 month term. The noteholders, upon receipt of incoming financing of $1 million or more by the end of the tem, will forgive the note. The company had borrowed $30,000 as of June 30, 2005 respectively, however, was forgiven and treated as donated capital, see note 5.

     On May 1, 2005, the Company executed a $250,000 note with its directors which would allow the Company to borrow from these directors when funds are needed. The note is non-interest bearing, unsecured and is for a 12 month term. The noteholders, upon receipt of incoming financing of $1 million or more by the end of the tem, will forgive the note. The company had borrowed $106,679 as of June 30, 2005, however, was forgiven and treated as donated capital, see note 5.

8. SUBSEQUENT EVENTS

     On August 24, 2005 Manu Forti Group, Inc., a corporation formed under the laws of the State of Nevada and the stockholders of the Company entered into a binding letter of intent ("LOI").

     The LOI contemplates an acquisition under the terms of which Manu Forti Group, Inc. will issue 9 million shares of its common stock to the Company Stockholders in consideration for 100% of the Company's shares. Assuming the issuance of 9 million shares of Manu Forti common stock to the Company's Stockholders, the holders of the shares of Manu Forti Group, Inc. common stock prior to the transaction will retain approximately 26% of the equity of the Company subsequent to the transaction. Consummation of the transaction is subject to a number of conditions, including the execution of a definitive agreement, the completion of a satisfactory due diligence investigation by both parties, the entry into certain employment agreements by and among Manu Forti and certain stockholders of the Company; and definitive approval by the board of directors of Manu Forti of the Purchase Agreement and all transactions and developments contemplated thereby.

                                  UPSNAP, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          Notes to Financial Statement

     On August 31, 2005, the Company entered into a $16,500 loan agreement with one of its directors. The short-term note carries no interest and is due upon the Company receiving incoming financing of $1 million or greater. The note balance as of October 24, 2005 was $16,500.

     The Company entered a $90,000 one-year Note with Manu Forti Group, Inc. on September 13, 2005 and an additional one-year $90,000 Note on September 14, 2005. The interest rate is 2%, payable annually, at Manu Forti Group's option in either the Company's common stock or cash. The note balance as of October 24, 2005 was $180,000.

                                  UPSNAP, INC.
                          (A DEVELOPMENT STAGE COMPANY)

              Unaudited Pro Forma Consolidated Financial Statement

                                  UPSNAP, INC.
                          (A DEVELOPMENT STAGE COMPANY)
              Unaudited Pro Forma Consolidated Financial Statements

UpSNAP, Inc.
Summarized Consolidated Pro Forma Balance Sheet (unaudited)
June 30, 2005 and September 30, 2004
--------------------------------------------------------------------------------

The following summarized consolidated pro forma (unaudited) Balance Sheets and statements of revenue and expenses assumes the acquisition occurred as of September 30, 2004 (the most recent audited year-end financial statement of UpSNAP, Inc.) and for the period April 6, 2004 (inception) through September 30, 2004 and June 30, 2005 and the nine months then ended.

                                                               June 30,                 September 30,
                                                                 2005                        2004
                                                        ---------------------       ---------------------
ASSETS:

         Cash                                           $           2,181,035       $           2,230,517
                                                        ---------------------       ---------------------
              Total assets                                          2,181,035                   2,230,517
                                                        =====================       =====================

CURRENT LIABILITIES
   & STOCKHOLDERS' EQUITY:

         Current liabilities

         Accounts payable                               $               2,823       $               3,750

         Loans from shareholders                                      141,307                     101,874

         Total liabilities:                             $             144,130       $             105,624
                                                        ---------------------       ---------------------

STOCKHOLDERS' EQUITY:

         Common Stock                                   $              18,788       $              19,038

         Additional paid-in capital                                 2,251,896                   2,290,336

         Deficit accumulated during
         the development stage                                       (233,779)                   (184,481)
                                                        ---------------------       ---------------------

                                                                    2,036,905                   2,124,893
                                                        ---------------------       ---------------------

               Total stockholders' equity               $           2,181,035       $           2,230,517
                                                        =====================       =====================

                                                            October 1, 2004            October 1, 2003
                                                                through                    through
                                                             June 30, 2005            September 30, 2004
                                                        ---------------------       ---------------------
EXPENSES

         Research and development                       $              66,116

         Business development                                          21,642

         General and administration expenses                          118,547       $             184,481
                                                        ---------------------       ---------------------

              Total expenses                                          206,305                     184,481
                                                        ---------------------       ---------------------

               Net loss                                 $            (206,305)      $            (184,481)
                                                        =====================       =====================

         Earnings <loss> per share:
              Basic and diluted                         $              (0.067)      $              (0.088)
                                                        =====================       =====================

         Weighted average common shares outstanding
              Basic and diluted                                     3,087,000                   2,090,583
                                                        =====================       =====================

                  The accompanying notes are an integral part
                    of the consolidated financial statements

                                  UPSNAP, INC.
                          (A DEVELOPMENT STAGE COMPANY)
             Unaudited Pro Forma Consolidated Financial Statements

UpSNAP, Inc.
Consolidated Pro Forma Balance Sheet (unaudited)
June 30, 2005
--------------------------------------------------------------------------------

                                                                  UpSNAP                                    Manu Forti
                                                  --------------------------------------   ---------------------------------------

                                                  June 30,   Pro Forma        06/30/05      June 30,   Pro Forma       06/30/05
                                                    2005      Entries        w/Pro Forma     2005       Entries       w/Pro Forma
                                                  --------  ----------      ------------   --------   ----------      ------------
  Cash                                            $  3,518  $  180,000 (1)  $    183,518   $ 31,317   $1,966,200 (3)  $  1,997,517
                                                  --------  ----------      ------------   --------   ----------      ------------
  Investment                                                                                          11,984,700 (2)    11,984,700
                                                  --------                  ------------   --------                   ------------
    Total assets:                                 $  3,518                  $    183,518   $ 31,317                   $ 13,982,217
                                                  ========                  ============   ========                   ============

CURRENT LIABILITIES:
  Accounts Payable                                                                         $  2,823                   $      2,823
  Loans From Shareholders                                                                   141,307                        141,307
  Loans Payable<receivable>                                    180,000 (1)       180,000                (180,000)(1)      (180,000)
                                                                            ------------   --------                   ------------
    Total liabilities:                                                           180,000    144,130                        (35,870)
                                                                            ------------   --------                   ------------

STOCKHOLDERS' EQUITY:
  Series A preferred stock; $.0001
  par value; 10,000,000 shares
  authorized , no shares issued
  and outstanding                                       --

  Common stock $.0001 par value;
  25,000,000 shares authorized,
  9,999,999 shares issued and outstanding            1,000                         1,000

  Common stock , $.0001 par value,
  75,000,000 shares authorized,
  18,788,494 shares issued and outstanding                                                    3,087       15,701 (4)        18,778

  Additional paid-in capital                       138,679                       138,679    138,725   14,115,199 (4)    14,253,924

  Deficit accumulated during
  the development stage                           (136,161)                     (136,161)  (254,625)                      (254,625)
                                                  --------                  ------------   --------                   ------------
                                                     3,518                         3,518   (112,813)                    14,018,087
                                                  --------                  ------------   --------                   ------------
    Total Liabilities and Shareholder's Deficit   $  3,518                  $    183,518   $ 31,317                   $ 13,982,217
                                                  ========                  ============   ========                   ============


                                                  -------------      ------------
                                                                       06/30/05
                                                  Consolidating       w/Pro Forma
                                                       Entry         Consolidated
                                                  -------------      ------------
  Cash                                                               $  2,181,035
                                                                     ------------
  Investment                                        (11,984,700) (5)           --
                                                                     ------------
    Total assets:                                                    $  2,181,035
                                                                     ============

CURRENT LIABILITIES:
  Accounts Payable                                                   $      2,823
  Loans From Shareholders                                                 141,307
  Loans Payable<receivable>                                                    --
                                                                     ------------
    Total liabilities:                                                    144,130
                                                                     ------------

STOCKHOLDERS' EQUITY:
  Series A preferred stock; $.0001
  par value; 10,000,000 shares
  authorized , no shares issued
  and outstanding

  Common stock $.0001 par value;
  25,000,000 shares authorized,
  9,999,999 shares issued and outstanding                (1,000) (5)           --

  Common stock , $.0001 par value,
  75,000,000 shares authorized,
  18,788,494 shares issued and outstanding                                 18,778

  Additional paid-in capital                        (12,140,707) (5)    2,251,896

  Deficit accumulated during
  the development stage                                 157,007  (5)     (233,779)
                                                                     ------------
                                                                        2,036,905
                                                                     ------------
    Total Liabilities and Shareholder's Deficit                      $  2,181,035
                                                                     ============

(1) To reflect the advance from Manu Forti Group, Inc. to UpSNAP, Inc. as of September 30, 2004

(2) To reflect shares issued in connection with acquisition of Manu Forti Group, Inc. by UpSNAP, Inc. accounted for as a recapitalization effected through a reverse merger

(3) To reflect total shares issued in connection with Private Placement Memorandum and acquisition of Manu Forti Group, Inc. by UpSNAP, Inc. accounted for as a recapitalization effect by a reverse merger

(4) To reflect total shares issued in connection with Private Placement Memorandum and acquisition of Manu Forti by UpSNAP accounted for as a recapitalization effected through a reverse merger .

(5) To reflect consolidation of UpSNAP, Inc. into Manu Forti Group, Inc., elimination of UpSNAP, Inc. common stock outstanding, and show the consolidated balance sheet as if entities had been merged at the beginning of the year ended September 30, 2004

                  The accompanying notes are an integral part
                    of the consolidated financial statements

                                  UPSNAP, INC.
                          (A DEVELOPMENT STAGE COMPANY)
       Unaudited Pro Forma Consolidated Financial Statements UpSNAP, Inc.

Consolidated Pro Forma Statement of Revenue and Expense (unaudited)
October 1, 2004 through June 30, 2005
--------------------------------------------------------------------------------

                                                     UpSNAP          Manu Forti       Consolidated
                                                  ------------      ------------      ------------
                                                    10/01/04          10/01/04          10/01/04
                                                    through           through           through
                                                    06/30/05          06/30/05          06/30/05
                                                  ------------      ------------      ------------
Revenue                                           $         --      $         --      $         --
                                                  ------------      ------------      ------------
Expenses
  Research & Development                                66,116                              66,116
  Business development                                  21,642                              21,642
  General & Administration                              20,929            97,618           118,547
                                                  ------------      ------------      ------------
                                                       108,687            97,618           206,305

          Net loss                                $   (108,687)     $    (97,618)     $   (206,305)
                                                  ============      ============      ============

Net (loss) per common share basic and diluted                       $     (0.032)     $     (0.067)
                                                                    ============      ============

Weighted average common shares outstanding
Basic and diluted                                                      3,087,000         3,087,000
                                                                    ============      ============

                   The accompanying notes are an integral part
                    of the consolidated financial statements

                                  UPSNAP, INC.
                          (A DEVELOPMENT STAGE COMPANY)
             Unaudited Pro Forma Consolidated Financial Statements

UpSNAP, Inc.
Consolidated Pro Forma Balance Sheet (unaudited)
September 30, 2004
--------------------------------------------------------------------------------

                                                UpSNAP, Inc.                          Manu Forti Group, Inc.
                                   ---------------------------------------   ----------------------------------------

                                             Pro Forma         09/30/04                 Pro Forma          09/30/04
                                    9/30/04   Entries         w/Pro Forma    09/30/04     Entries        w/Pro Forma
                                   --------  ----------       ------------   --------   ----------       ------------
ASSETS:
  Cash                                       $  180,000 (1)   $    180,000   $ 84,317   $1,966,200  (4)  $  2,050,517
  Investment                                                                            11,984,700  (3)    11,984,700
                                   --------                   ------------   --------                    ------------
    Total assets:                  $     --                   $    180,000   $ 84,317                    $ 14,035,217
                                   ========                   ============   ========                    ============

CURRENT LIABILITIES:
  Accounts Payable                 $     --                                  $  3,750                    $      3,750
  Loans From Shareholders                --                                   101,874                         101,874
  Loans Payable<receivable>              --     180,000 (1)        180,000                (180,000) (1)      (180,000)
                                   --------                   ------------   --------                    ------------
    Total liabilities:                   --                        180,000    105,624                         (74,376)
                                   --------                   ------------   --------                    ------------

STOCKHOLDERS' EQUITY
  Series A preferred stock;
  $.0001 par value, 10,000,000
  authorized, no shares issued
  and outstanding

  Common stock, $.0001 par value,
  25,000,000 shares authorized
  9,999,999 shares issued and
  outstanding                                     1,000 (2)          1,000

  Common stock, $.0001 par value,
  75,000,000 shares authorized,
  19,038,494 shares issued and
  outstanding                                                                   3,337       15,701  (5)        19,038

  Additional paid-in capital         27,474      (1,000)            26,474    132,363   14,115,199  (5)    14,247,562

  Deficit accumulated during
  the development stage             (27,474)                       (27,474)  (157,007)                       (157,007)
                                   --------                   ------------   --------                    ------------
                                         --                             --    (21,307)                     14,109,593
                                   --------                   ------------   --------                    ------------
    Total Liabilities and
      Shareholder's Deficit        $     --                   $    180,000   $ 84,317                    $ 14,035,217
                                   ========                   ============   ========                    ============

                                    ------------        ------------
                                                         09/30/04
                                   Consolidating        w/Pro Forma
                                        Entry           Consolidated
                                    ------------        ------------
ASSETS:
  Cash                                                  $  2,230,517
  Investment                          (11,984,700) (6)            --
                                                        ------------
    Total assets:                                       $  2,230,517
                                                        ============

CURRENT LIABILITIES:
  Accounts Payable                                      $      3,750
  Loans From Shareholders                                    101,874
  Loans Payable<receivable>                                       --
                                                        ------------
    Total liabilities:                                       105,624
                                                        ------------

STOCKHOLDERS' EQUITY
  Series A preferred stock;
  $.0001 par value, 10,000,000
  authorized, no shares issued
  and outstanding

  Common stock, $.0001 par value,
  25,000,000 shares authorized
  9,999,999 shares issued and
  outstanding                              (1,000) (6)

  Common stock, $.0001 par value,
  75,000,000 shares authorized,
  19,038,494 shares issued and
  outstanding                                                 19,038

  Additional paid-in capital          (11,983,700) (6)     2,290,336

  Deficit accumulated during
  the development stage                                     (184,481)
                                                        ------------
                                                           2,124,893
                                                        ------------
    Total Liabilities and
      Shareholder's Deficit                             $  2,230,517
                                                        ============

(1)   To reflect the advance to UpSNAP, Inc. as of September 30, 2004

(2)   To reclassify common stock from additional paid-in capital

(3) To reflect shares issued in connection with acquisition of Manu Forti Group, Inc. by UpSNAP, Inc. accounted for as a recapitalization effected through a reverse merger

(4)   To reflect cash received in connection with Private Placement Memo

(5) To reflect total shares issued in connection with Private Placement Memo and acquisition of Manu Forti Group, Inc. by UpSNAP, Inc. accounted for as a recapitalization effected through a reverse merger

(6) To reflect consolidation of UpSNAP, Inc. into Manu Forti Group, Inc., elimination of UpSNAP, Inc. common stock outstanding, and show the consolidated balance sheet as if the entities had been merged at the beginning of the year ended September 30, 2004

                   The accompanying notes are an integral part
                    of the consolidated financial statements

                                  UPSNAP, INC.
                          (A DEVELOPMENT STAGE COMPANY)
             Unaudited Pro Forma Consolidated Financial Statements


UpSNAP, Inc.
Consolidated Pro Forma Statement of Revenue and Expense (unaudited)
October 1, 2003 through September 30, 2004
--------------------------------------------------------------------------------

                                                                                                      Unaudited
                                                        UpSNAP                Manu Forti             Consolidated
                                                  ------------------      ------------------      ------------------
                                                    April 6, 2004
                                                     (inception)           October 1, 2003         October 1, 2003
                                                       through                  through                 through
                                                  September 30, 2004      September 30, 2004      September 30, 2004
                                                  ------------------      ------------------      ------------------
Revenue                                           $               --      $               --      $               --
Expenses
  General & admin expenses                                    27,474                 157,007                 184,481
                                                  ------------------      ------------------      ------------------

        Net loss                                  $          (27,474)     $         (157,007)     $         (184,481)
                                                  ==================      ==================      ==================

Net (loss) per common share basic and diluted                             $           (0.075)     $           (0.088)
                                                                          ==================      ==================

Weighted average common shares outstanding
Basic and diluted                                                                  2,090,583               2,090,583
                                                                          ==================      ==================

                  The accompanying notes are an integral part
                    of the consolidated financial statements

                                  UPSNAP, INC.
                          (A DEVELOPMENT STAGE COMPANY)
            Notes to the Pro Forma Consolidated Financial Statements

             Unaudited Pro Forma Consolidated Financial Statements

Manu Forti Group, Inc. (Manu Forti), a publicly traded shell company listed on the OTC Bulletin Board, previously an exploration stage company, was incorporated in the state of Nevada, on July 25, 2003. Manu Forti contracted to acquire a mineral property interest but was unable to determine whether the property contained mineral resources that were economically recoverable and subsequently ceased all mining related activities.

On August 24, 2005, Manu Forti entered into a binding Letter of Intent (LOI) with UpSNAP, Inc., (Company) a development stage company incorporated April 6, 2004 (Inception) and privately held leading provider of mobile search, with headquarters in San Francisco, California. The Company is bridging the gap between the Internet and cell phones with solutions that leverage the built-in SMS capabilities of the more than 160 million text-enabled cell phones in the U.S. The Company's patent-pending technology combines unique wireless search, VoIP and natural language commands to deliver premium services to mobile phones. Pursuant to the LOI, Manu Forti effected a "firm commitment" round of equity financing up to One Million Nine Hundred and Eighty Thousand (USD$1,980,000.00) Dollars, hereinafter referred to as the Private Placement Memorandum (PPM). Pursuant to the PPM, Manu Forti received $2,146,200 in exchange for 2,384,668 shares of common stock at $0.90 per share. Each share purchased pursuant to the PPM has one non-transferrable Series A Warrant attached with an exercise price of $1.50 and a term of twelve months.

In November, 2005 Manu Forti, a corporation incorporated under the laws of the State of Nevada entered into a definitive share exchange agreement with all of the shareholders of the Company, a corporation also incorporated under the laws of the State of Nevada. Under the terms of the agreement Manu Forti shall issue 11,730,000 shares of its common stock for all of the issued and outstanding stock of the Company. In addition, there are being issued 370,000 shares to Viant Capital LLC for investment banking services rendered to the Company. These shares together with shares issued in debt conversions, private placement and the forward split of the stock bring the total outstanding to 18,788,494 shares. The exchange has been accounted for as a recapitalization effected through a reverse merger, wherein UpSNAP, Inc. (Company) is considered the acquirer (Parent) for accounting and financial reporting purposes. In anticipation of a successful merger, Manu Forti's Board of Directors approved a name change from Manu Forti Group, Inc. to UpSNAP, Inc. on November 3, 2005.

The unaudited pro forma consolidating financial statements give effect to the acquisition as if it had occurred at October 1, 2004 and October 1, 2003. The unaudited pro forma consolidating financial statements are based on available information and the assumptions and adjustments described in the accompanying notes. The unaudited pro forma consolidating financial statements do not purport to represent what the results of operations actually would have been if the events described had occurred as of the dates indicated or what such results will be for any future periods.

                                  UPSNAP, INC.
                          (A DEVELOPMENT STAGE COMPANY)
            Notes to the Pro Forma Consolidated Financial Statements

The combing companies have different year ends. However, the reporting entity (Manu Forti) whose year end has been March 31 intends to changes its year end to September 30, which is the year end of the private entity (UpSNAP) which is the surviving entity.

                                  EXHIBIT INDEX

Number         Description
------         -----------

2.1 Share Exchange Agreement between UpSnap, Inc. and Up2004snap, Inc., dated November 15, 2005.

3.1            Amendment to Articles of Incorporation dated November 7, 2005.

10.1           Warrant by the Company in favor of Viant Capital LLC, dated
               November 15, 2005